EXHIBIT 10.13
LEASE AGREEMENT
     This Lease is entered into on November 7, 2006 by and between the City of Greenville, Mississippi, a municipal corporation, Lessor, acting by and through The City Council of Greenville, and JMBS Casino, LLC (“JMBS Casino”), a Mississippi limited liability corporation, with its principal place of business in Greenville, Mississippi, Lessee.
WITNESSETH:
1.
     The City of Greenville, Mississippi, is a municipality in which there is situated a harbor that is a port of entry. The said City owns the land described in Paragraph 2, below. Said land is situated within reasonable and practical proximity to said harbor and/or port. The City has determined that the lease of said land to JMBS Casino, upon the terms and conditions and with the safeguards herein stated, is needful for the convenient use of the same in the aid of commerce and for industrial use, and that said terms, conditions and safeguards are such as will best promote and protect the public interest. The terms and conditions, and the monetary rental herein stated, have been found by the City to be adequate and have been approved by the City in a Resolution authorizing the same. A copy of this Lease Agreement is attached to said Resolution and is incorporated into said Resolution by reference.
2.
      Wherefore, premises considered, Lessor hereby leases to Lessee and Lessee hereby leases from Lesser upon the terms and conditions and rentals hereinafter set forth that certain property located in the City of Greenville, Washington County, Mississippi, as more fully described as follows (together, the “Property”):
Tract A
Moorage, dockage and berthing rights upon a strip of 560.0 feet in width as described thusly:
Commencing at the Northeast comer of the Reserve Addition as the same appears of record in Deed Book “Y” Page 574 of the Land Records of Washington County, Mississippi, which comer is also the Southwest comer of the intersection of Walnut and Main Streets; thence along the south right-of-way line of Main Street Extended, North 55 degrees 30 minutes West 528.00 feet to the point of beginning, said point being the south end of the property herein leased; thence North 34 degrees 30 East 560.0 feet to the north end of the property herein leased. This 560.0 feet strip shall extend in a westerly direction into Lake Ferguson for an adequate distance from the water’s edge as it rises and falls to properly moor, dock and/or berth the JMBS Casino facilities and support vessels.
Tract B
Moorage, dockage and berthing rights upon a strip 85 feet in width on Lake Ferguson fronting on the Greenville City waterfront, the north line of said strip being contiguous with the south line of the present lease granted by the City of Greenville to the Greenville Yacht Club; the east line being the water’s edge of Lake Ferguson as it rises and falls; the south line being 85 feet south of and parallel to the aforementioned Greenville Yacht Club south lease line; and said strip shall extend in a westerly direction into Lake Ferguson for an adequate distance from the water’s edge of Lake Ferguson, as it rises and falls, to properly moor, dock and/or berth the JMBS Casino’s gaming casino ship, support vessels and facilities.
Tract C
A tract of land 210 feet wide, the south line of which shall be the north edge of the paved City waterfront, the east line of which is the west edge of the access concrete sidewalk into Schelben Park, the north line of which is 210 feet north of and parallel to the north edge of the concrete City waterfront, and the west line of which is the water’s edge of Lake Ferguson, as it rises and falls, said tract of land being shown as “Area 2” on the map or plat attached hereto and made a part hereof by reference as if fully set out herein.

3.
     Lessor further grants to Lessee the right and permission to place a gaming vessel onto the Property, and to construct, attach and maintain one or more suitable ingress and egress bridges, or ramps, and utility lines and facilities, between JMBS Casino’s floating facilities and the Greenville City waterfront, as well as the right to construct, install and maintain mooring dolphins. Further, JMBS Casino may construct, attach and/or maintain any item that would be ancillary to the use of the floating casino facility.
4.
     Except for the obligations which will begin earlier, as provided in paragraphs 6, 10, 11 and 12, below, the term of this Lease shall commence on the 1St day of September, 2010, and end at midnight on the 31st day of August, 2040.
5.
     As rental for said Property, Lessee hereby agrees to pay Lessor the sum of $750,000.00 per year, payable at the rate of $62,500.00 monthly in advance on the 1st day of September, 2010 and on the 1st day of each month thereafter during the term of this Lease. The leasehold shall be reappraised at five-year intervals to review the rental amount to determine whether it continues to meet fair market value as required by Mississippi law. Such reappraisal shall be conducted in accordance with the requirements of Miss. Code Ann. §21-17-1 (as amended). Lessor agrees that, in the event of a market down turn, Lessor will negotiate in good faith a decrease in any rental amount exceeding $750,000.00. In no event, however, shall the rental amount during the term of this Lease Agreement be less than $750,000.00 per year, nor shall there be imposed any retroactive adjustments in the rental amount.
6.
     As of the date of the execution of this Lease, Lessee, as a material part of the consideration herein, hereby waives all claims against Lessor for damages to goods, equipment or merchandise or other items of personal property, upon or about said Property, or the City-owned waterfront parking lot located immediately east and south of said property, and for injuries, including death, to persons in or about said Property, or parking lot, from any cause arising at any time, except as is caused by the gross negligence and wanton or willful misconduct of Lessor. Lessee hereby agrees to hold Lessor exempt and harmless from any loss, damage, expense or injury, including death, to any person, or to the goods, equipment, merchandise or property of any person or persons arising from the use of the Property by Lessee, unless caused by the gross negligence or wanton or willful misconduct of Lessor. It is specifically agreed that, from the date of execution of this lease, and except as caused by the gross negligence and wanton or willful misconduct of Lessor, JMBS Casino shall defend and indemnify the City from any and all claims of whatsoever nature, made by Casino patrons or Casino employees, whether arriving at or leaving the Casino, arising out of any condition of the Property or of the City-owned parking lot described above.
     Lessee further agrees that, from the date of execution of this Lease, to insure the City’s defense and indemnity as described above, it will at all times at its own expense, carry and maintain public liability insurance on the above Property in the limits of not less than $1,000,000.00, or the maximum exposure to the City under the Mississippi

Tort Claims Act, whichever sum may be greater, with Lessor named as an additional assured therein. Certificates of such insurance shall be filed with Lessor. Each provision of this paragraph 6 shall become effective upon the execution of the Lease.
7.
     The Lessee shall not sublease said Property, or any portion thereof, without first obtaining the written consent of the Lessor, which consent will not be unreasonably withheld. Notwithstanding the preceding restriction, Lessee shall not need Lessor’s consent to sublease to an affiliate, subsidiary or any entity under the common control of Lessee or to any party purchasing all or substantially all of the assets or membership interest/stock of Lessee. Lessee hereby agrees and obligates itself in the use and occupancy of the above described Property to conform to and abide by any rules, regulations, restrictions or ordinances that are now or may hereafter be imposed or promulgated by Lessor, the Greenville Port Commission, the Board of Mississippi Levee Commissioners and/or the United States Corps of Engineers. Nothing contained herein, however, shall prevent Lessee from exercising any right of appeal, or any other recourse that Lessee may possess under applicable law, with regard to such rules, regulations, restrictions or Ordinances. Lessee further agrees that no illegal activity will be conducted or permitted in or upon the above Property or in or upon the JMBS Casino facility. It is further understood and agreed that this Lease is made subject to any rights of way or easements of the Board of Mississippi Levee Commissioners in, or, and over said property.

8.
     Any notice(s) hereunder shall be in writing, and if to the Lessee, shall be addressed as follows:
JMBS Casino, LLC
207 Grandview Drive
Ft. Mitchell, KY 41017
Attn: Joe Yung
and if to the City of Greenville, shall be addressed as follows:
Mayor
City of Greenville
Post Office Box 897
Greenville, MS 38702-089
9.
     Upon the termination of this Lease Agreement, any and all improvements made by JMBS Casino upon the Property may, at the option of the City, become the sole property of City (except for the gaming vessel, trade dress signage or any other items desired by Lessee); however, City, at its option, may require JMBS Casino to remove same at its sole cost and expense.
10.
     Immediately upon the execution of this Lease, Lessee shall begin making repairs and/or improvements to the City waterfront parking lot which is adjacent to the Property. JMBS Casino shall expend no less than $200,000.00 in accomplishing this work. Such repairs/improvements shall be made with the direct input of the City and, to the extent necessary, the Mississippi Board of Levee Commissioners or the United States Corps of Engineers.

11.
     For the consideration stated above, the City agrees that as of the date of execution of this Lease and during the term of this Lease and any renewal thereafter no other gaming, gambling, slot machines, or other related activities which may or could or do compete with Lessee’s business activity will be allowed on any property owned or leased by the City or in which the City may have an interest and that is located within the City limits of Greenville, Mississippi. The City will not provide access, ancillary parking, or any other support over or from any property owned or leased by the City or in which the City has an interest, which is not developed for a public purpose as of the date of execution of this Lease, to property owned by, leased to, or in which any person or entity who operates gaming, gambling, slot machines or otherwise competes with Lessee’s business has an interest.
12.
     In the event of breach of this Lease by either party, the non-breaching party shall be entitled to all equitable and legal remedies including but not limited to injunctive relief and compensatory damages, attorney’s fees, expenses and costs of court.
13.
     As of the date of the execution of this Lease, Lessee shall begin preparations to remove the currently unused Las Vegas Casino vessel from its site south of the leasehold described above. The removal shall be completed as quickly as is practicable but, in any event, shall be completed no later than ninety (90) days after the date of execution of this Lease.

     At the date of the commencement of the term of this Lease, all leases covering the former Las Vegas site at the waterfront shall terminate, and Lessee shall have no further obligation thereunder.
14.
     Lessor hereby represents that, to the best of its knowledge, information and belief, (a) Lessor is the sole owner of fee simple title to the Property and has the right to enter into this Lease, no other person or entity’s permission or consent thereto being required; (b) Lessor is the sole owner of fee simple title to the parking lot which is adjacent to the Property; and (c) the Property is free from any hazardous materials. During the term of the Lease and any renewals thereof, Lessee’s patrons and employees shall have the right, in common with the rest of the public, to park on such parking lot free of cost subject to parking regulations that apply to the public at large. Lessor represents, warrants and covenants that: (a) no other person or entity has any right or ability, under a lease, license other agreement, or otherwise, to conduct gaming, gambling, slot machines, or other related activities which may or could or do compete with Lessee’s business activity on any property owned or leased or in which the City may have an interest and that is located within the City limits of Greenville, Mississippi; (b) Lessee, on paying the rent herein provided and on performance of all other terms and conditions of this Lease, shall at all times during the term hereof, peacefully hold and enjoy the Property and all rights, privileges and appurtenances incident thereto; (c) the person executing this Lease on behalf of Lessor has received all approvals necessary to authorize such execution; (d) the Property is not subject to any mortgage, or deed of trust or similar encumbrance; and (e) the Property is not currently and shall not at any time during the term of the Lease, as it may be renewed, be subject to real property taxes. Lessor’s representations, warranties and covenants shall survive termination or expiration of this Lease.
15.
     Lessee agrees and acknowledges that, so long as Lessee leases any portion of City-owned property, it will not discriminate against any person or persons on the basis of race, color, religion, sex, or national origin. Lessor acknowledges that Lessee shall have the right to enforce its own non-discriminatory rules and regulations relating to the gaming business, including but not limited to “self exclusion” rules and any and all rules necessary for the safe and reasonable operation of Lessee’s business.
16.
     The parties agree that time shall be of the essence under this Lease.
     Neither Lessor nor Lessee shall record or file this Lease with any governmental authority or agency, unless such recording or filing is required by law. Notwithstanding the foregoing, within ten (10) days after request of either party, Lessor and Lessee shall execute and record in the Land Records of Washington County, Mississippi, a memorandum of the Lease in a mutually agreeable form, including a description of the Property which is subject to the Lease and the length of the term.
     From time to time within ten (10) days after written request by Lessee, Lessor shall complete fully, execute and provide to Lessee, an estoppel certificate certifying that: (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) the then-current rental amount, and the date to which rent has been paid; (iii) that Lessee is not in default in performance of any covenant, agreement or condition contained in this Lease (or if so, specifying each such default); and (iv) any other matter reasonably requested by Lessee.
     EXECUTED, this the 1st day of November, 2006.

JMBS CASINO, LLC

By:	/s/ Joe Yung

Joe Yung, MANAGER

CITY OF GREENVILLE, MISSISSIPPI

By:	/s/ Heather McTeer Hudson

Heather McTeer Hudson, Mayor
ATTEST:

/s/ Tommie G. Jefcoat Tommie G. Jefcoat, City Clerk
STATE OF KUNTUCKY
COUNTY OF KENTAX
     PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for the county and state aforesaid, the within named JOE YUNG, Manager of JMBS CASINO, LLC, a Mississippi limited liability company, who acknowledged that for and on behalf of said limited liability company, and as its act and deed he signed and delivered the above and foregoing Lease Agreement on the day and year therein mentioned for the purposes therein stated, after first being authorized so to do.

     GIVEN UNDER MY HAND AND OFFICIAL SEAL, this the 1st day of November, 2006.

/s/ Michelle Stallmeyer

Notary
My commission expires:
MICHELLE STALLMEYER
Notary Public, Kentucky State at Large
My Commission Expires Oct. 24, 2010
STATE OF MISSISSIPPI
COUNTY OF WASHINGTON
     PERSONALLY APPEARED BEFORE ME, the undersigned authority in and for said county and state, HEATHER MCTEER HUDSON and TOMMIE G. JEFCOAT, who severally acknowledged that they are the Mayor and City Clerk, respectively, of the City of Greenville, a municipal corporation, and that for and on behalf of said municipal corporation and as its act and deed, they signed, sealed and delivered the foregoing instrument on the day and year therein mentioned, they having been first duly authorized so to do.
     GIVEN UNDER MY HAND AND OFFICIAL SEAL, this, the 8th day of October, 2006.

/s/ [ILLEGIBLE]

Notary
My commission expires:
(STAMP)

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